CONSENT OF INDEPENDENT ACCOUNTANTS
EX-23.1

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion in this Post Effective Amendment No. 1 on Form SB-2 to Registration Statement on Form S-2 of our report dated February 3, 2006 relating to the financial statements of Ambient Corporation for the year ended December 31, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.
Certified Public Accountants
Saddle Brook NJ

June 30, 2006